UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013 (October 23, 2013)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As announced on October 18, 2013, New Jersey Resources Corporation (“NJR”) will host a live internet webcast of its meeting with the New York financial community on October 23, 2013 at 12:30 p.m. ET. A copy of the presentation that will be used during the webcast is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Investors can access the webcast shortly prior to it, by going to the company’s website at www.njresources.com and following the links in the “Investor Relations” section.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01.	Other Events

On October 23, 2013, NJR Clean Energy Ventures (“NJRCEV”), a subsidiary of New Jersey Resources Corporation (“NJR”), announced the acquisition of its first onshore wind project in Two Dot, Montana in a press release attached hereto as Exhibit 99.2 and incorporated by reference herein.

On October 23, 2013, NJR also published an Investor Fact Sheet entitled “NJR Clean Energy Ventures Invests in its First Onshore Wind Farm” attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Exhibit

99.1	Investor Presentation dated October 23, 2013 (furnished, not filed)

99.2	Press Release dated October 23, 2013

99.3	Investor Fact Sheet dated October 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: October 23, 2013	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation dated October 23, 2013 (furnished, not filed)

99.2	Press Release dated October 23, 2013

99.3	Investor Fact Sheet dated October 23, 2013.